Exhibit 99.1

Mipletamig Delivers 100% Remission Rate in Cohort 3 of RAINIER Trial for AML

No dose-limiting toxicities or cytokine release syndrome observed in RAINIER to date; mipletamig shows consistently favorable safety and tolerability

Trial progressing efficiently, Cohort 4 open for enrollment

Seattle, Washington, September 16, 2025 – Aptevo Therapeutics (“Aptevo” or “the Company”) (Nasdaq: APVO), a clinical-stage biotechnology company developing novel bispecific and trispecific immuno-oncology therapeutics, today announced a 100% remission rate in Cohort 3 of its Phase 1b/2 RAINIER trial evaluating mipletamig, the Company’s first-in-class CD123 x CD3 bispecific antibody, in combination with venetoclax + azacitidine for newly diagnosed patients with acute myeloid leukemia (AML) unfit for intensive chemotherapy. Aptevo also reported no dose-limiting toxicities or cytokine release syndrome was observed in the RAINIER trial, or among any frontline patients treated with mipletamig, to date.

Efficacy and Market Opportunity
The 100% remission rate (CR/CRi) achieved at the highest dose level of the RAINIER trial to date demonstrates mipletamig’s potential to redefine the frontline treatment landscape for newly diagnosed AML patients who are unfit for intensive chemotherapy. Additionally, 40% of patients treated to date have achieved minimal residual disease (MRD)–negative status, a critical marker of remission that is strongly associated with improved overall outcomes in AML. Frontline AML represents a multibillion-dollar global market where current standard regimens achieve lower remission rates than those observed in RAINIER, leaving a substantial need for more effective options. By consistently delivering remissions across three increasing dose cohorts, and among frontline patients in prior trials, mipletamig positions Aptevo to compete for—and potentially expand—a high-value segment of the AML market, offering a therapy that could raise the bar for clinical outcomes and capture meaningful share of an underserved population.

Safety
Equally compelling is mipletamig’s clean safety profile. Across Cohort 3 and the two prior RAINIER cohorts, no dose-limiting toxicities have been observed, and tolerability remains strong even at the highest dose tested. This differentiated safety record, reinforced by two earlier trials, supports the drug’s use alongside venetoclax and azacitidine and sets it apart from many emerging AML combinations that struggle with cytokine release syndrome and other immune-related toxicities. The combination of efficacy and consistently favorable safety underscores mipletamig’s potential to integrate smoothly into the standard of care for frontline AML.

“Cohort 3 demonstrates the kind of progress that changes expectations for frontline AML therapy,” said Marvin White, President and Chief Executive Officer of Aptevo. “Delivering a 100% remission rate reinforces our conviction that mipletamig is more than an active agent—it’s a differentiated medicine designed to integrate with the venetoclax and azacitidine backbone and elevate outcomes for patients who have had too few options for too long.”

“The Cohort 3 results are exceptional both in depth of response and in consistency,” said Dirk Huebner, MD, Chief Medical Officer. “Across the RAINIER trial to date, mipletamig has achieved near-universal remissions while maintaining a safety profile that is very well managed in the clinic. This balance of potency and tolerability is exactly what physicians need to confidently adopt a new frontline regimen.”

Next Steps

Cohort 3 enrollment is complete and Cohort 4 is actively enrolling patients at the next dose level. The Company anticipates that current findings will be presented at a major medical conference in Q4.

About RAINIER

RAINIER, a frontline AML study, is a Phase 1b/2 dose optimization, multi-center, multi-cohort, open label study. Subjects are adults aged 18 or older, newly diagnosed with AML who are not eligible for intensive induction chemotherapy. RAINIER will be conducted in two parts. First, a Phase 1b dose optimization study in frontline AML patients followed by a Phase 2 study. The Phase 1b trial consists of 28-day cycles of treatment across multiple, sequential cohorts.

About Mipletamig

Aptevo's wholly owned lead proprietary drug candidate, mipletamig, being evaluated for the treatment of AML, is differentiated by design to redirect the immune system of the patient to destroy leukemic cells and leukemic stem cells expressing the target antigen CD123, which is a compelling target for AML due to its overexpression on leukemic stem cells and AML blasts. This antibody-like recombinant protein therapeutic is designed to engage both leukemic cells and T cells of the immune system and bring them closely together to trigger the destruction of leukemic cells. Mipletamig is purposefully designed to reduce the likelihood and severity of CRS by use of the CRIS-7-derived CD3 binding pathway an approach that differentiates Aptevo from competitors. Mipletamig has received orphan drug designation ("orphan status") for AML according to the Orphan Drug Act. Orphan drug designation provides key advantages—including the opportunity to seek U.S. market exclusivity for a specific period of time upon approval, FDA fee reductions, and access to development and tax credits—mipletamig has been evaluated in more than 100 patients over three trials to date.

About Aptevo Therapeutics

Aptevo Therapeutics Inc. (Nasdaq: APVO) is a clinical-stage biotechnology company focused on developing novel bispecific and trispecific immunotherapies for the treatment of cancer. The Company has two clinical candidates. Mipletamig is currently being evaluated in RAINIER, a Phase 1b/2 trial for the treatment of frontline AML in combination with standard of care venetoclax + azacitidine. Mipletamig has orphan status for AML according to the Orphan Drug Act. ALG.APV-527, a bispecific conditional 4-1BB agonist that is only active upon simultaneous binding to 4-1BB and 5T4, is being co-developed with Alligator Bioscience and is being evaluated in a Phase 1 clinical trial for the treatment of multiple solid tumor types likely to express 5T4. Aptevo has six pre-clinical candidates with different mechanisms of action designed to target a range of solid tumors. All pipeline candidates were created from two proprietary platforms, ADAPTIR™and ADAPTIR-FLEX™. The Aptevo mission is to improve treatment outcomes and transform the lives of cancer patients. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo’s expectations about the activity, efficacy, safety, tolerability and durability of its therapeutic candidates and potential use of any such candidates, including in combination with other drugs, as therapeutics for treatment of disease, its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms, statements related to the progress of Aptevo’s clinical programs, including statements related to anticipated clinical and regulatory milestones, whether further study of mipletamig in a Phase 1b/2 dose optimization trial focusing on multiple doses of mipletamig in combination with venetoclax + azacitidine on a targeted patient population will continue to show remissions, whether Aptevo’s final remission data or trial results will vary from its earlier assessment, whether Aptevo’s strategy will translate into an improved overall survival in AML, especially among patient subgroups with poor prognosis, whether further study of ALG.APV-527 across multiple tumor types will continue to show clinical benefit, the possibility and timing of future preliminary or interim data readouts for ALG.APV-527, statements related to the progress of and enthusiasm for Aptevo's clinical programs, statements related to Aptevo’s ability to generate stockholder value, whether Aptevo will continue to have momentum in its business in the future, and any other statements containing the words “may,” “continue to,” “believes,” “knows,” “expects,” “optimism,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; further assessment of preliminary or interim data or different results from later clinical trials; adverse events and unanticipated problems, adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of preliminary or interim data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and the completion of clinical trials, the availability and timing of data from ongoing clinical trials, the trial design includes combination therapies that may make it difficult to accurately ascertain the benefits of mipletamig, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners or raise funds on acceptable terms or at all and other matters that could affect the availability or commercial potential of Aptevo’s product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises, geopolitical risks, including the current wars between Russia and Ukraine, Israel and Hamas and any other military event that could evolve out of any of the current conflicts and macroeconomic conditions such as economic uncertainty, imposition of tariffs, rising inflation and interest rates, continued market volatility and decreased consumer confidence. These risks are not exhaustive, Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

Aptevo Therapeutics
Miriam Weber Miller
Aptevo Therapeutics
IR@apvo.com or millerm@apvo.com
+1 (206) 859 6629